PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
Net income increased 23 percent to $12 million for fiscal year

EDEN PRAIRIE, Minn.—May 5, 2010—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2010.

Total revenue for the fourth quarter of fiscal 2010 increased 19% to $8.18 million from $6.90 million in the prior-year quarter. The revenue increase was due to a 17% increase in product sales and a 27% increase in contract research and development revenue. Net income for the fourth quarter of fiscal 2010 increased 16% to $3.60 million, or $0.74 per diluted share, compared to $3.11 million, or $0.65 per diluted share, for the prior-year quarter.

For fiscal 2010, total revenue increased 20% to $28.1 million from $23.4 million for the prior fiscal year. The increase was due to a 15% increase in product sales and a 50% increase in contract research and development revenue. Net income for fiscal 2010 increased 23% to $12.0 million, or $2.47 per diluted share, compared to $9.78 million, or $2.04 per diluted share, for fiscal 2009.

“We are pleased to report strong growth and record revenue and net income for both the fourth quarter and fiscal year, despite a challenging economy during the fiscal year,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, uncertainties related to research and development contract funding, uncertainties related to seasonal patterns to our business, and uncertainties related to economic environments, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and other reports filed with the SEC.

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                            NVE CORPORATION
                         STATEMENTS OF INCOME
      QUARTERS AND YEARS ENDED MARCH 31, 2010 AND 2009 (Unaudited)

                                              Quarter Ended March 31
                                                2010           2009
                                            -----------    -----------
 Revenue
    Product sales                           $ 6,662,150    $ 5,699,660
    Contract research and development         1,517,145      1,196,920
                                            -----------    -----------
 Total revenue                                8,179,295      6,896,580
 Cost of sales                                2,333,637      1,806,102
                                            -----------    -----------
 Gross profit                                 5,845,658      5,090,478
 Expenses
    Selling, general, and administrative        607,534        554,055
    Research and development                    310,564        292,679
                                            -----------    -----------
 Total expenses                                 918,098        846,734
                                            -----------    -----------
 Income from operations                       4,927,560      4,243,744
 Interest income                                439,988        333,487
                                            -----------    -----------
 Income before taxes                          5,367,548      4,577,231
 Provision for income taxes                   1,768,802      1,465,737
                                            -----------    -----------
 Net income                                 $ 3,598,746    $ 3,111,494
                                            ===========    ===========
 Net income per share - basic               $      0.77    $      0.67
                                            ===========    ===========
 Net income per share - diluted             $      0.74    $      0.65
                                            ===========    ===========
 Weighted average shares outstanding
    Basic                                     4,700,583      4,667,822
    Diluted                                   4,865,189      4,794,084

                                                Year Ended March 31
                                                2010           2009
                                            -----------    -----------
 Revenue
    Product sales                           $22,665,860    $19,715,311
    Contract research and development         5,481,325      3,656,958
                                            -----------    -----------
 Total revenue                               28,147,185     23,372,269
 Cost of sales                                8,313,015      6,724,242
                                            -----------    -----------
 Gross profit                                19,834,170     16,648,027
 Expenses
    Selling, general, and administrative      2,414,584      2,177,865
    Research and development                  1,121,050      1,218,572
                                            -----------    -----------
 Total expenses                               3,535,634      3,396,437
                                            -----------    -----------
 Income from operations                      16,298,536     13,251,590
 Interest income                              1,617,880      1,171,810
 Other income                                        --          4,200
                                            -----------    -----------
 Income before taxes                         17,916,416     14,427,600
 Provision for income taxes                   5,917,072      4,644,705
                                            -----------    -----------
 Net income                                 $11,999,344    $ 9,782,895
                                            ===========    ===========
 Net income per share - basic               $      2.56    $      2.10
                                            ===========    ===========
 Net income per share - diluted             $      2.47    $      2.04
                                            ===========    ===========
 Weighted average shares outstanding
    Basic                                     4,692,496      4,659,486
    Diluted                                   4,857,044      4,785,565

                           NVE CORPORATION
                            BALANCE SHEETS
                      MARCH 31, 2010 AND 2009

                                            (Unaudited)
                                             March 31,      March 31,
                                               2010           2009
                                            -----------    -----------
 ASSETS
 Current assets
    Cash and cash equivalents               $ 1,389,288    $ 1,875,063
    Marketable securities, short term         1,566,666             --
    Accounts receivable, net of allowance
     for uncollectible accounts of $15,000    4,221,564      3,366,698
    Inventories                               1,706,427      2,247,621
    Deferred tax assets                              --        667,729
    Prepaid expenses and other assets           781,294        669,307
                                            -----------    -----------
 Total current assets                         9,665,239      8,826,418
 Fixed assets
    Machinery and equipment                   5,617,136      5,328,237
    Leasehold improvements                      450,546        450,546
                                            -----------    -----------
                                              6,067,682      5,778,783
    Less accumulated depreciation             4,857,819      4,485,509
                                            -----------    -----------
 Net fixed assets                             1,209,863      1,293,274
 Marketable securities, long term            46,587,812     32,446,748
                                            -----------    -----------
 Total assets                               $57,462,914    $42,566,440
                                            ===========    ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
    Accounts payable                        $   665,782    $   257,239
    Accrued payroll and other                   720,867        637,463
    Deferred taxes                              102,138             --
    Deferred revenue                             20,833        104,167
                                            -----------    -----------
 Total current liabilities                    1,509,620        998,869

 Shareholders' equity
    Common stock                                 47,006         46,693
    Additional paid-in capital               20,169,924     19,166,524
    Accumulated other comprehensive income
     (loss)                                   1,129,726       (252,940)
    Retained earnings                        34,606,638     22,607,294
                                            -----------    -----------
 Total shareholders' equity                  55,953,294     41,567,571
                                            -----------    -----------
 Total liabilities and shareholders' equity $57,462,914    $42,566,440
                                            ===========    ===========